Exhibit 99

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Robert McGee 212-460-4111
May 4, 2017

CON EDISON REPORTS 2017 FIRST QUARTER EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported first quarter net income of $388 million or $1.27 a share compared with $310 million or $1.05 a share in 2016. Adjusted earnings, which exclude the net mark-to-market effects of Con Edison Clean Energy Businesses, Inc.'s subsidiaries (the Clean Energy Businesses), were $386 million or $1.27 a share in 2017 compared with $348 million or $1.18 a share in 2016.

"Safety, operational excellence and enhancing the customer experience continue to be our prime focus," said John McAvoy, chairman and CEO of Con Edison. "We are connecting customers to renewables and energy efficiency programs that help them protect the environment and save money. As we begin our roll-out of smart meters this year, customers will have even more information to help them control their energy use. Our strategy led to a solid first quarter, with earnings in line with our expectations."

The following table is a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income to adjusted earnings for the three months ended March 31, 2017 and 2016.

	Earnings per Share		Net Income (Millions of Dollars)
	2017	2016	2017	2016
Reported earnings per share (basic) and net income (GAAP basis)	$1.27	$1.05	$388	$310
Net mark-to-market effects of the Clean Energy Businesses (a)	—	0.13	(2)	38
Adjusted earnings per share and adjusted earnings (non-GAAP basis)	$1.27	$1.18	$386	$348

(a)	After taxes of $(1) million and $25 million for the three months ended March 31, 2017 and 2016.

For the full year of 2017, the company confirms its previous forecast of adjusted earnings to be in the range of $3.95 to $4.15 per share. Adjusted earnings per share exclude the Clean Energy Businesses' net mark-to-market effects, the amount of which will not be determinable until year end.

The results of operations for the three months ended March 31, 2017, as compared with the 2016 period, reflect changes in rate plans and regulatory charges and the impact of weather on steam revenues. Operations and maintenance expenses for Consolidated Edison Company of New York, Inc. (CECONY) for the three months ended March 31, 2017 reflect lower costs for pensions and other postretirement benefits. In addition, the utilities' rate plans provide for revenues to cover expected changes in certain operating costs including depreciation, property taxes and other tax matters.

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CON EDISON REPORTS 2017 FIRST QUARTER EARNINGS	page 2

The following table presents the estimated effect on earnings per share and net income for the 2017 period compared to the 2016 period, resulting from these and other major factors:

	Earnings per Share	Net Income (Millions of Dollars)
CECONY (a)
Changes in rate plans and regulatory charges (b)	$0.20	$60
Weather impact on steam revenues	0.02	6
Operations and maintenance expenses (c)	0.04	10
Depreciation, property taxes and other tax matters (d)	(0.14)	(40)
Other (e)	(0.07)	(7)
Total CECONY	0.05	29
Orange and Rockland Utilities, Inc. (O&R) (a)
Changes in rate plans and regulatory charges	0.01	4
Operations and maintenance expenses	(0.01)	(4)
Depreciation and property taxes	(0.01)	(1)
Other (e)	—	1
Total O&R	(0.01)	—
Clean Energy Businesses
Operating revenues less energy costs (f)	0.15	45
Operations and maintenance expenses	—	(1)
Net interest expense	(0.01)	(3)
Other (e)	(0.01)	(4)
Total Clean Energy Businesses	0.13	37
Con Edison Transmission, Inc. (e) (g)	0.03	7
Other, including parent company expenses (e) (h)	0.02	5
Total Reported (GAAP basis)	$0.22	$78
Net mark-to-market effects of the Clean Energy Businesses	(0.13)	(40)
Total Adjusted (non-GAAP basis)	$0.09	$38

(a)
Under the revenue decoupling mechanisms in the utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

(b)	Reflects higher gas net base revenues under the new rate plan of $0.11, higher electric net base revenues under the new rate plan of $0.05, and growth in the number of gas customers of $0.02.

(c)	Reflects lower pension and other postretirement benefits costs of $0.07, offset, in part, by higher municipal infrastructure costs of $(0.02).

(d)	Reflects higher depreciation and amortization expense of $(0.05), property taxes of $(0.05) and income taxes of $(0.04).

(e)	Includes the impact of the dilutive effect of Con Edison's stock issuances.

(f)	Includes the impact of the mark-to-market effect shown below.

(g)	Reflects income from equity investments.

(h)	Reflects higher income tax benefits.

Refer to the company's First Quarter Form 10-Q, which is being filed with the Securities and Exchange Commission, for the consolidated balance sheets at March 31, 2017 and December 31, 2016 and the consolidated income statements for the three months ended March 31, 2017 and 2016. A first quarter 2017 earnings release presentation will be available at www.conedison.com (select "For Investors" and then select "Press Releases").

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CON EDISON REPORTS 2017 FIRST QUARTER EARNINGS	page 3

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and speak only as of that time. Actual results or developments may differ materially from those included in the forward-looking statements because of various factors such as those identified in reports the company has filed with the Securities and Exchange Commission, including that the company’s subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries’ rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries’ rate plans; the intentional misconduct of employees or contractors could adversely affect it; the failure of, or damage to, its subsidiaries’ facilities could adversely affect it; a cyber-attack could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries’ operations; a disruption in the wholesale energy markets or failure by an energy supplier could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; and it also faces other risks that are beyond its control.

This press release also contains a financial measure, adjusted earnings, that is not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). This non-GAAP financial measure should not be considered as an alternative to net income, which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings excludes from net income the net mark-to-market changes in the fair value of the derivative instruments subsidiaries of Con Edison Clean Energy Businesses, Inc. use to economically hedge market price fluctuations in related underlying physical transactions for the purchase or sale of electricity and gas. Adjusted earnings may also exclude from net income certain other items that the company does not consider indicative of its ongoing financial performance. Management uses this non-GAAP financial measure to facilitate the analysis of the company's financial performance as compared to its internal budgets and previous financial results. Management also uses this non-GAAP financial measure to communicate to investors and others the company’s expectations regarding its future earnings and dividends on its common stock. Management believes that this non-GAAP financial measure also is useful and meaningful to investors to facilitate their analysis of the company's financial performance.

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $12 billion in annual revenues and $48 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc., a regulated utility providing electric, gas and steam service in New York City and Westchester County, New York; Orange and Rockland Utilities, Inc., a regulated utility serving customers in a 1,300-square-mile-area in southeastern New York State and northern New Jersey; Con Edison Clean Energy Businesses, Inc., which through its subsidiaries develops, owns and operates renewable and energy infrastructure projects and provides energy-related products and services to wholesale and retail customers; and Con Edison Transmission, Inc., which through its subsidiaries invests in electric and natural gas transmission projects.

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